EXHIBIT 4.03


                             AMENDMENT NO. 6 TO THE
                                OGE ENERGY CORP.
                       EMPLOYEES' RETIREMENT SAVINGS PLAN
                       ----------------------------------
              (As Amended and Restated Effective December 1, 1993)


         OGE Energy Corp., an Oklahoma corporation, in accordance with the authority contained in Section 15.1 of the OGE Energy Corp. Employees' Retirement Savings Plan (the "Plan"), hereby amends the Plan, effective as of January 1, 1997, by amending Section 2.14 of the Plan in its entirety to read as follows:

     "Section 2.14. Compensation. The term `Compensation' shall include the following items paid in cash to a Participant by the Company during a calendar year:

                 (a)       Base compensation;

                 (b)       Management incentive pay;

                 (c)       Sales incentives; and

                 (d)       The regular  (non-premium)  rate of pay for shift
                  work performed by full-time employees of the Company for the limited purpose of crediting such Participants with up to 80 total hours of pay during any regular biweekly payroll period.

     Other than for purposes of Sections 6.2, 6.3, 20.1 and 20.2, `Compensation' shall also include Tax-Deferred Contributions made by the Company on behalf of a Participant.

     Items such as the following shall be excluded from the term `Compensation:'

                 (q)       Amounts paid for overtime work except as provided in
                  subsection (d) above;

                 (r)       Pay in lieu of overtime of exempt personnel;

                 (s)       Lump-sum pay structure adjustments;

                 (t)       Shift premiums;

                 (u)       Commissions;

                 (v)       Fringe benefits;

                 (w)       Non-cash benefits;

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                 (x)       Company contributions to employee benefit plans or
                           arrangements;

                 (y)       Employee reimbursements; and

                 (z)       Special lump-sum recognition awards.

     Compensation shall be limited for all Plan purposes to the first $160,000 of Compensation per Participant, as adjusted by the Secretary of the Treasury pursuant to Code Section 401(a)(17).

     For purposes of Sections 2.2, 2.3, and 2.22, the term `Compensation' shall mean the total compensation received by an Employee from the Company for the Plan Year, including salary, wages, bonuses, commissions, overtime pay, overtime premiums, amounts which are Tax-Deferred Contributions under the Plan, and any other elective contributions that are not included in gross income under Code
Section 125, 402(e)(3) or 402(h)."

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




                             AMENDMENT NO. 7 TO THE
                                OGE ENERGY CORP.
                       EMPLOYEES' RETIREMENT SAVINGS PLAN
                       ----------------------------------
              (As Amended and Restated Effective December 1, 1993)

     OGE Energy Corp., an Oklahoma corporation, in accordance with the authority contained in Section 15.1 of the OGE Energy Corp. Employees' Retirement Savings Plan (the "Plan"), hereby amends the Plan, effective as of October 1, 1997, as follows:

      1.  Section 8.1(h) of the Plan is renumbered as Section 8.1(l).

      2. Section 8.1 of the Plan is further amended by adding the following new subsections:


     "(h) Invesco  Total  Return.  This fund seeks high total  return  through a
          -----------------------
          combination of current income (such as through dividends) and capital appreciation (an increase in the value of the fund's shares). The fund typically invests 30% in stocks and 30% in fixed and variable income securities (bonds), with the remaining 40% spread out between stocks and bonds based on business, economic and market conditions. The fund may also invest in foreign securities.

     (i)  PBHG Growth.  The fund seeks capital  appreciation (an increase in the
          ------------
          value of the fund's shares). The fund invests mainly in common stocks of small and medium sized United States companies. The fund invests in many different kinds of companies and industries, but at times may be heavily concentrated in a relatively small number of industries. The fund invests in companies believed to have strong earnings potential and significant capital appreciation.

     (j)  Templeton Foreign I. This fund seeks capital appreciation (an increase
          --------------------
          in the value of the fund's shares). The fund invests mainly in stocks and debt securities of companies and governments of developed or developing countries outside the United States.

     (k)  PIMCO Total  Return  Administrative  Fund.  This fund seeks to provide
          ------------------------------------------
          high total return that exceeds general bond market indices. The fund invests mainly in bonds, including U.S. government, corporate, mortgage and foreign."

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






                             AMENDMENT NO. 8 TO THE
                                OGE ENERGY CORP.
                       EMPLOYEES' RETIREMENT SAVINGS PLAN
                       ----------------------------------
              (As Amended and Restated Effective December 1, 1993)


     OGE Energy Corp., an Oklahoma corporation, in accordance with the authority contained in Section 15.1 of the OGE Energy Corp., Employees' Retirement Savings Plan (the "Plan"), hereby amends the Plan, effective as of January 1, 1998, as follows:

     1. Section 2.40 of the Plan is hereby amended in its entirety to read as follows:

             "Section 2.40.  Transfer Account.  The term `Transfer Account'
              --------------  -----------------
        means the fully vested bookkeeping account established and maintained pursuant to Section 16.3, which may include amounts rolled over to the Trust pursuant to Section 5.7."

     2. Section 3.1 of the Plan is hereby amended in its entirety to read as follows:

             "Section 3.1.  Eligibility to Participate. Each regular full-time
             -------------  ---------------------------
        Employee shall be eligible to participate in the Plan upon becoming an Eligible Employee. Each other Employee who is an Eligible Employee shall be eligible to participate in the Plan after the end of the first period of twelve consecutive months, commencing as of the Employee's Employment Commencement Date or any anniversary thereof, during which the Employee completes 1,000 or more Hours of Service."

     3. A new Section 5.7 is hereby added to the Plan, to read as follows:

             "Section  5.7.  Rollover Contributions.  An Eligible Employee who
             --------------  -----------------------
        has received a distribution of his or her interest in a plan that is qualified under Section 401(a) of the Code, may, in accordance with procedures established by the Committee, transfer the distribution to the Trust and instruct the Trustee to accept such a distribution
        directly from  the   distributing   plan,   provided  the   following
        conditions are met:

                 (a) the distribution is an eligible rollover distribution as defined in Section 11.7;

                 (b)      the  transfer  occurs on or  before  the 60th day
           following  the  Employee's  receipt  of the distribution   from  the
           other  plan,  or,  if  such distribution  had previously been
           transferred into an individual retirement  account   or   individual
           retirement annuity described in Section 408 of the Code, on or before the 60th day following the Employee's receipt of the distribution from such account or annuity;

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

                 (c) the amount transferred does not exceed the portion of the distribution which would have been included in the gross income of the Employee if not rolled over; and

                 (d) the Employee provides the Committee with whatever information it deems necessary to determine that the proposed rollover will meet the requirements of this Section.

        The amount transferred shall be credited to the rollover subaccount of the Employee's Transfer Account."

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

                                                                   EXHIBIT 23.01

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2-B on Form S-8 to the Registration Statement on Form S-4 of our reports dated January 20, 1998 included in the OGE Energy Corp. Form 10-K for the year ended December 31, 1997, our report dated April 30, 1997 included in the OGE Energy Corp. Employees' Retirement Savings Plan Form 11-K for the year December 31, 1996 and to all references to our Firm included in this Post-Effective Amendment.



                                              /s/ Arthur Andersen LLP
                                              Arthur Andersen LLP


Oklahoma City, Oklahoma
June 10, 1998

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